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CytRx Provides Update on Phase IIb Arimoclomol Clinical Trial for ALS
Company to hold conference call at 10:00 a.m. Eastern time today
LOS ANGELES (January 22, 2008) — CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical company engaged in the development and commercialization of human therapeutics, today announced that the U.S. Food and Drug Administration (FDA) has placed on clinical hold the Company’s Phase IIb clinical trial with arimoclomol for the treatment for amyotrophic lateral sclerosis (ALS or Lou Gehrig’s disease). During a brief telephone conversation with the FDA, the Company was informed that this decision was based on the need for additional analysis from previously completed animal toxicology studies with arimoclomol. To the Company’s knowledge, there are no human adverse safety data obtained from any clinical trials that led to the clinical hold. Arimoclomol has been shown to be safe and well-tolerated after being administered to approximately 185 study volunteers. CytRx has requested further clarification from the FDA, which is expected in the next several weeks. Based on the limited information provided by the FDA, the Company has begun preparations to respond, and the Company intends to work diligently to respond as promptly as possible following receipt of an anticipated written correspondence from the FDA.
“We are taking the necessary steps to resolve this matter as expeditiously as possible, and we plan to work with the FDA to provide everything necessary to allow us to resume and move forward with this clinical trial,” said CytRx’s President and CEO Steven A. Kriegsman. “CytRx remains committed to the clinical development of this drug candidate.”
CytRx announced in December 2007 that patient screening was underway for enrollment in the Phase IIb double-blind, placebo-controlled trial to evaluate the safety and efficacy of 400 mg arimoclomol administered orally three times daily. In June 2007, CytRx announced clinical data from a short-term, rising multiple dose study in 40 healthy volunteers indicating that arimoclomol was safe and well-tolerated at doses as high as 600 mg administered three times daily over a seven-day period. In November 2007, the Company reported results from a double-blind, placebo-controlled clinical trial with 16 healthy volunteers indicating that arimoclomol was safe and well-tolerated at the 400 mg dose level administered orally three times daily over 28 days.
CytRx is continuing preparations to submit Investigational New Drug (IND) applications to the FDA to begin a Phase II clinical trial with arimoclomol in stroke recovery, and a Phase II clinical trial with iroxanadine, a second small-molecule drug candidate, as a treatment for diabetic foot ulcers. The Company plans to begin the stroke recovery Phase II clinical trial in the first half of 2008 and to begin the diabetic foot ulcer Phase II clinical trial in the second half of the year, in each case subject to FDA clearance. CytRx has decided to move its planned start of the diabetic foot ulcer trial into the second half of the year in order to allow time to develop a manufacturing process that the Company believes may significantly reduce its manufacturing costs.
Conference Call
CytRx has scheduled a conference call regarding this announcement to be held today, January 22, 2008 beginning at 10:00 a.m. Eastern time (7:00 a.m. Pacific time).
Individuals interested in listening to the conference call may do so by dialing (888) 463-4383 toll free within the U.S. and Canada, or (706) 679-5355 for international callers. A telephone replay of the conference call will be available for 48 hours beginning January 22, 2008 within two hours after the conclusion of the call, by dialing (800) 642-1687 domestically, or (706) 645-9291 internationally and entering reservation number 32008554.
Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s Web site at www.cytrx.com. A webcast replay will be available on the CytRx Web site.
About Arimoclomol
Arimoclomol is one of CytRx’s three orally administered, small molecule compounds. This small molecule drug candidate is believed to function by stimulating a normal cellular protein repair pathway through the activation of “molecular chaperones.” Since damaged proteins called aggregates are thought to play a role in many diseases, CytRx believes that activation of molecular chaperones could have therapeutic efficacy for a broad range of diseases.

The FDA has granted Fast Track designation and Orphan Drug status to arimoclomol for the treatment of ALS. Arimoclomol has also been granted orphan medicinal product status for the treatment of ALS from the European Medicines Agency.
About ALS
ALS is a progressive degeneration of the brain and spinal column nerve cells that control the muscles that allow movement. ALS is one of the most common neuromuscular diseases, affecting an estimated 120,000 people of all races and ethnic backgrounds worldwide. Over a period of months or years, ALS causes increasing muscle weakness, inability to control movement and problems with speaking, swallowing and breathing. According to the ALS Association more than 5,600 people in the U.S. are diagnosed with ALS annually and an estimated 30,000 Americans have ALS at any given time. According to the National Institute of Neurological Disorders and Stroke, most ALS patients die within three to five years after the onset of symptoms.
About CytRx Corporation
CytRx Corporation is a biopharmaceutical research and development company engaged in the development of high-value human therapeutics. The Company owns three clinical-stage compounds based on its small molecule “molecular chaperone” co-induction technology. In September 2006, CytRx announced that arimoclomol was shown to be safe and well-tolerated at all three doses tested in its Phase IIa clinical trial in patients with ALS. The FDA has granted Fast Track designation and Orphan Drug status to arimoclomol for the treatment of ALS, which has also been granted orphan medicinal product status for the treatment of ALS from the European Medicines Agency. The Company has announced plans to commence a Phase II clinical trial for arimoclomol in stroke recovery in the first half of 2008, subject to FDA clearance. The Company has also announced plans to commence a Phase II clinical trial with its next drug candidate, iroxanadine, for diabetic foot ulcers in the second half of 2008, subject to FDA clearance. CytRx has recently opened a research and development facility in San Diego. For more information on the Company, visit www.cytrx.com.
About RXi Pharmaceuticals Corporation
Worcester, Massachusetts-based RXi Pharmaceuticals Corporation, a majority-owned subsidiary of CytRx, is a biopharmaceutical research and development company that focuses on developing RNAi-based therapeutics for the treatment of human disease. RXi’s initial focus is on neurodegenerative diseases, oncology, type 2 diabetes and obesity. RXi has licenses to a diverse series of early patents and patent applications that were filed from 1998 to 2006 in the areas of RNAi target sequences, RNAi chemistry and RNAi delivery. The Company was founded by CytRx and RNAi pioneers Craig Mello, Ph.D., 2006 Nobel Laureate for discovering RNAi and inventing RNAi therapeutics; Tariq M. Rana, Ph.D., inventor of fundamental technology for stabilizing RNAi and of RNAi nanotransporters; Greg Hannon, Ph.D., discoverer of RNAi mechanism (RISC) and short hairpin RNAi (shRNAi); and Michael Czech, Ph.D., a leader in the application of RNAi to diabetes and obesity. RXi’s CEO, Tod Woolf, Ph.D., previously co-invented and commercialized STEALTH™ RNAi, one of the most widely used second-generation RNAi research products.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the impact of the clinical hold on the timing and ability to resume and continue the Phase IIb clinical trial and any additional concerns that could be expressed in any formal notification from the FDA, the significant time and expense that will be incurred in developing any of the potential commercial applications for arimoclomol, including any expenses related to any potential additional testing required by the FDA in order to resume the Phase IIb clinical trial, and the potential need for additional capital to fund the development of arimoclomol, as well as other risks or uncertainties described in CytRx’s most recently filed SEC documents, such as its most recent annual report on Form 10-K and any current reports on Form 8-K filed since the date of the last Form 10-K. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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